GRC INTERNATIONAL, INC.
                       CASH COMPENSATION REPLACEMENT PLAN

1.       PURPOSE

         The loyal and dedicated service of key executives is essential to the growth and progress of any public company. Accordingly, the Cash Compensation Replacement Plan (the "Plan") of GRC International, Inc. (the "Company") has been adopted to better enable the Company to retain and attract qualified key executives, while reducing the Company's cash outlay for executive compensation. The Plan is also designed to provide a stronger nexus between the contributions made to the Company by its key executives and the value of the compensation they receive.

2.       ADMINISTRATION

         The Plan will be administered on a calendar quarter basis. The Plan will be administered by a committee of three or more persons (the "Committee"). Such persons shall not be eligible to participate in the Plan, and will be appointed by the Board of Directors of the Company. Awards of the Company's Common Stock, par value $.10 per share ("Stock"), and options to purchase the Stock ("Options"), and the amount and nature of the Stock and Options so awarded, will be automatic, as provided in Sections 5 and 6 of the Plan. All questions of interpretation of the Plan will be determined by the Committee. Such determinations will be final and binding upon all persons having an interest in the Plan.

3.       PARTICIPATION IN THE PLAN

         Employees of the Company (or subsidiaries thereof) who are determined by the Committee to be "key executives" for the purposes of this Plan, whether or not such employees are officers of the Company or any subsidiary of the Company, are eligible to participate in the Plan. A list of such eligible executives will be established by majority vote of the Committee, with such list to be revised as necessary. In determining which executives may participate in the Plan, the Committee may take into account the nature of the services rendered by such executives, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion deems relevant. Options available under the Plan may be granted to key executives who have received options under other plans and/or may be eligible to do so in the future.

4.       STOCK SUBJECT TO THE PLAN

         4.1. Total Shares Available. Up to two hundred ninety thousand (290,000) shares (subject to adjustment under Section 8 of the Plan) of Stock are authorized for issuance under the Plan. Such shares of Stock may be issued
(i) outright, or (ii) upon the exercise of Options. The total number of shares of Stock awarded under (i) and (ii) shall not exceed 290,000 (subject to adjustment). The Company may issue authorized but unissued shares of its Stock, may repurchase shares in the open market or in private transactions, or may otherwise make a sufficient number of shares available under the Plan. The Company shall not be required to reserve or otherwise set aside funds or shares of Stock for the payment of its obligations hereunder. The Company shall make available as and when required a sufficient number of shares of Stock to meet the needs of the Plan.

         4.2. Unexercised or Expired Options. Upon the expiration or termination of any Option under the Plan, the Stock allocable to the unexercised or surrendered portion of such

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Option will revert to the Plan's pool of Stock, and shall be available for other awards of Stock and Options under the Plan.

5.       AWARDS OF STOCK

         5.1. Fair Market Value of Stock. For purposes of determining the number of shares of Stock to be awarded with respect to any calendar quarter, the fair market value of the Stock shall be the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System for the Fridays of such quarter ("Quarterly Fair Market Value"). If such sale prices are not available for any such Friday, then the average of the high and low sale prices on the next preceding day on which such sale prices are available shall be used in lieu thereof.

         5.2. Election. Quarterly awards of Stock will be made to each eligible key executive who has submitted to the Committee at least 5 days prior to the beginning of the calendar quarter in question a written election to receive Stock in lieu of up to twenty five percent (25%) of salary and up to one hundred percent (100%) of bonus payable during such quarter. In the case of a newly hired officer, such election may be effective immediately if received within a reasonable time after the commencement of the officer's employment with the Company. Each such election shall be effective until revoked by a later written election, but no such later election shall become effective until the first calendar quarter to begin at least 5 days after the later election is received by the Company. The amount of salary and bonus to be applied to Stock awards, in accordance with a key executive's election, shall be the "Stock Award Compensation".

        5.3. Stock Awards and Formula. Shortly after the end of each calendar quarter, there shall be awarded to each key executive who has previously submitted an appropriate election in accordance with Section 5.2 above, the nearest whole number of shares of Stock which most closely approximates the key executive's Stock Award Compensation for the quarter in accordance with the following formula:

[1.25] X [Key Executive's Stock Award  Compensation for the Quarter] = Number of
-------------------------------------------------------------------
                  Quarterly Fair Market Value                    Shares of Stock

         5.4. Payment of Tax Withholding Obligations. The amount required to be withheld under applicable income tax laws in connection with any award of Stock under the Plan shall be paid by the Company's retention of shares from the shares of Stock to be awarded. Shares of Stock used to make such tax withholding payments shall be valued at the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System on the date of award (or if unavailable on such date, on the next preceding trading date), and the number of shares to be required for payments shall be rounded up or down to the nearest whole share so that no cash payment to the Company shall be required by reason of any fractional amount.

6.       AWARDS OF OPTIONS

         All Options awarded under the Plan will be "non-statutory options," and therefore are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the
"Code"). Each Option awarded under the Plan will be evidenced by a written agreement in such form as the Committee may from time to time approve, consistent with and subject to the following terms and conditions:

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         6.1.  Exercise  Price of Options.  The exercise  price of Options to be awarded with respect to any calendar quarter shall be twenty five percent (25%) of the Quarterly Fair Market Value for such quarter.

         6.2. Election. Quarterly awards of Options will be made to each eligible key executive who has submitted to the Committee at least 5 days prior to the beginning of the calendar quarter in question a written election to receive Options in lieu of up to twenty five percent (25%) of salary and up to one hundred percent (100%) of bonus payable during such quarter. In the case of a newly hired officer, such election may be effective immediately if received within a reasonable time after the commencement of the officer's employment with the Company. Each such election shall be effective until revoked by a later written election, but no such later election shall become effective until the first calendar quarter to begin at least 5 days after the later election is received by the Company. The amount of salary and bonus to be applied to Option awards, in accordance with a key executive's election, shall be the "Option Award Compensation".

         6.3. Option Awards and Formula. As of the end of each calendar quarter, there shall be awarded to each key executive who has previously submitted an appropriate election in accordance with Section 6.2 above, the nearest whole number of Options which most closely approximates the key executive's Option Award Compensation for the quarter in accordance with the following formula:

[1.25] X [Key Executive's Option Award Compensation for the Quarter]   =  Number
-------------------------------------------------------------------
  (Quarterly Fair Market Value) Minus (Exercise Price of Options)     of Options

         6.4. Period of Option. Options awarded under the Plan become exercisable in increments. Eighty percent (80%) of each Option is exercisable immediately; ten percent (10%) of each Option shall become exercisable on or after the second anniversary of the date on which it was awarded; five percent (5%) of each Option shall become exercisable on or after the third anniversary of such date; and five percent (5%) of each Option shall become exercisable on or after the fourth anniversary of such date; provided, however, that any Option awarded pursuant to the Plan will become exercisable in full upon the death or disability of the key executive.

        6.5.     Exercise of Options.

                 (a) To exercise an Option in whole or in part, the holder of an Option ("Optionee") shall give written notice of exercise to the Company's Stock Option Administrator specifying the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares either in cash or in such other consideration as approved by the Committee in its sole discretion including, but not limited to, (i) shares of previously owned Common Stock which, if acquired by exercise of an option, have been held by the Optionee for at least six (6) months, or (ii) in the event of hardship and with the advance approval of the Committee, the Company's retention of shares of Common Stock otherwise issuable to the Optionee upon exercise. Shares of Stock used to make payments under (i) and (ii) shall be valued at the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System on the date such notice is received by the Stock Option Administrator (or if unavailable on such date, on the next preceding trading date), and the number of shares to be required for payments under (I) or (ii)

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shall be rounded up or down to the nearest  whole share so that no cash  payment shall be required by reason of any fractional amount.

                  (b) Notwithstanding any other provision in this Plan to the contrary, no Option may be exercised at a time or in a manner which could result in the loss of any tax deduction for the Company under Section 162(m) of the Code.
         6.6. Elections to Pay Withholding Taxes. Any key executive may pay the amount of any federal, state or local taxes required by law to be withheld in connection with the exercise of an Option, as well as any additional taxes on the exercise up to the key executive's marginal rate, either in cash or in such other consideration as approved by the Committee in its sole discretion including, but not limited to (i) shares of previously owned Stock, or (ii) the Company's retention of shares of Stock otherwise issuable to the key executive upon exercise; provided that only the amount of taxes required to be withheld by law may be paid pursuant to (ii). Shares of Stock used to make payments under
(i) and (ii) shall be valued at the average of the high and low sale prices of the Stock quoted on the New York Stock Exchange Composite Transaction Reporting System on the date the exercise notice is received by the Company's Stock Option Administrator, and the number of shares to be required for payments under (i) or
(ii) shall be rounded up or down to the nearest whole share so that no cash payment shall be required by reason of any fractional amount.

         6.7.     Termination of Options.
                  ----------------------

                  (a) Options awarded pursuant to the Plan may not be exercised after the third anniversary of a key executive's termination as an employee for any reason, including, but not limited to, such key executive's resignation or voluntary departure from the Company, involuntary termination by the Company of such key executive's employment, or termination of employment by reason of death, disability or retirement. Any Options which have not been exercised on or before such third anniversary shall thereupon expire, except as provided in subsection (b) below.

                  (b) Any Option granted a key executive under the Plan and unexercised, in whole or in part, on the date of his death may be exercised by the personal representative of the deceased key executive's estate, or by any heir, devisee, or other taker who, by will or operation of law, is entitled to said Option or any portion thereof. In each such case, such Option(s) may be exercised at any time on or before the third anniversary of the earlier of the key executive's termination of employment or death, as provided in subsection
(a) above.
                  (c) Options awarded pursuant to the Plan shall have no stated or other expiration date except as provide in this Section 6.7. Such Options are not forfeitable in the event of termination of employment or otherwise.

         6.8. No Shareholder Rights By Reason of Options. A key executive shall not have any rights whatsoever as a shareholder with respect to any unexercised Option until the Option has been duly exercised in accordance with the procedures approved from time to time by the Committee. No adjustment will be made for dividends or other rights with respect to which the record date occurs prior to the date the Option has been duly exercised.

         6.9. Options Not Assignable Or Transferable. Options awarded under the Plan are not assignable or transferable other than by will or by the laws of intestate succession. During the lifetime of a key executive, Options awarded under the Plan will be exercisable only by that key executive.

7.       LIMITATION OF RIGHTS

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         7.1.  No Right to  Continue  as an  Employee.  Neither  the  Plan,  the
awarding of any Stock or Option, nor any other action taken pursuant to the Plan constitutes or is evidence of any agreement or understanding, express or implied, that the Company will retain a key executive for any period of time or at any particular rate of compensation.

         7.2. No Rights to Receive Stock or Options After Eligibility Ceases. A key executive has no rights to receive Stock or Options under the Plan, and will not receive any Stock or Options, with respect to any calendar quarter, or part thereof, in which he or she is no longer considered by the Committee to be a "key executive".

        7.3.  Limitation on Rights of Optionee.  Except as expressly provided in
Section 8, an Optionee shall have no rights by reason of the issuance by the Company to any other person of (i) shares of Stock pursuant to this Plan, (ii) additional shares of Stock, (iii) any other security or debenture convertible into Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Stock subject to an Option or the exercise price.

         7.4. Rights of the Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional shares of Stock or other securities; to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; to participate in a merger, consolidation, or share exchange with another corporation; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

8.       ADJUSTMENTS

         In the event any change is made to the Stock by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, including but not limited to any change whereby the Stock is converted into or exchanged for another class of shares or shares of another entity, appropriate and comparable adjustments will be made to the number and kind of shares subject to the Plan, and to the number and kind of shares and price per share of Stock subject to outstanding Options issued pursuant to the Plan, and to the prices of Stock used in calculating the Quarterly Fair Market Value of the Stock. All such adjustments will be made in such a manner as avoids dilution or enlargement of the rights of key executives under the Plan.

9.       AMENDMENT OF THE PLAN

         The Board of Directors of the Company may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided that, without approval of the shareholders of the Company, no revision or amendment may change the number of shares subject to the Plan (except as provided in Section 8 of the Plan) or materially increase the benefits accruing to participants under the Plan, and provided further that no revision or amendment or termination shall, without the consent of the affected key executive(s), impair the rights of any key executive under any Option previously awarded.

10.      LEGAL RESTRICTIONS

         The Company will not be obligated to issue shares of Stock if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to

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assure compliance with all legal requirements.  The Company shall in no event be obliged to take any action in order to cause the exercise of any Option.

11.      RULE  16b-3 COMPLIANCE

         11.1. Six-Month Holding Period. Unless an Optionee could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

         11.2. Other Compliance Provisions. With respect to an Optionee who is a director, officer or ten percent beneficial owner of the Company, as those terms are used in Section 16 of the Exchange Act. (such person is hereinafter referred to as a "Section 16 Optionee"), the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such Optionee is exempt from liability under Rule 16b-3, except that such Optionee may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Optionee regarding the non-exempt nature of the transaction. The Committee may authorize the Company to repurchase any Option or shares of Stock acquired under the Plan in order to prevent a Section 16 Optionee from incurring liability under Section 16(b). Unless otherwise specified by the Optionee, equity securities, including derivative securities, acquired under the Plan which are disposed of by an Optionee shall be deemed to be disposed of in the order acquired by the Optionee.

12.      GOVERNING LAW

         The Plan will be governed, and its provisions construed, in accordance with the laws of the State of Delaware and applicable federal law, without regard to conflicts of law.